Exhibit 5.1

+1 617 526 6626 (t)

+1 617 526 5000 (f)

August 12, 2021

EverQuote, Inc.

210 Broadway

Cambridge, Massachusetts 02139

Re:	Inducement Award Agreements

Ladies and Gentlemen:

We have assisted in the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an aggregate of 363,180 shares of Class A Common Stock, $0.001 par value per share (the “Common Stock”), of EverQuote, Inc., a Delaware corporation (the “Company”), consisting of (i) 103,548 shares of Common Stock (the “Share-Based PSU Shares”) pursuant to inducement performance stock unit agreements providing for vesting without reference to the dollar value of the shares of Class A Common Stock delivered to the respective awardees upon vesting of the performance stock unit awards between the Company and employees of the Company (the “Share-Based Inducement PSU Agreements”), (ii) 207,103 shares of Common Stock (the “Dollar-Based PSU Shares”) pursuant to inducement performance stock unit agreements that calculate the number of shares of Class A Common Stock delivered to the respective awardees upon vesting of the performance stock unit awards by reference to the dollar value of such shares (the “Dollar-Based Inducement PSU Agreements”), and (iii) 52,529 shares of Common Stock (the “RSU Shares,” and collectively with the Share-Based PSU Shares and the Dollar-Based PSU Shares, the “Shares”) pursuant to inducement restricted stock unit agreements between the Company and employees of the Company (the “Inducement RSU Agreements” and together with the Share-Based Inducement PSU Agreements and the Dollar-Based Inducement PSU Agreements, the “Inducement Award Agreements”).

We have examined the Certificate of Incorporation and By-Laws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Inducement Award Agreements, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware.

August 12, 2021

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued in accordance with the terms and conditions of the Inducement Award Agreements, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ David A. Westenberg
David A. Westenberg